As filed with the Securities and Exchange Commission on June 26, 2008

Registration No. 333-136587

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2 to Form SB-2 on

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

US GOLD CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	84-0796160
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

165 South Union Blvd., Suite 565, Lakewood, Colorado 80228
(303) 238-1438
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Perry Y. Ing, Vice President and Chief Financial Officer
US Gold Corporation
165 South Union Blvd., Suite 565, Lakewood, CO  80228
(Name, address and telephone number of agent for service)

With copies to:
David J. Babiarz, Esq.
Jessica M. Browne, Esq.
Dufford & Brown, P.C.
1700 Broadway, Suite 2100
Denver, Colorado 80290-2100
(303) 861-8013

Approximate date of commencement of proposed sale to public:  As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The registrant hereby files this second post-effective amendment to its registration statement on Form SB-2 (File No. 333-136587) as originally filed with the Securities and Exchange Commission on August 14, 2006. The amendment is filed to include information required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”). At the time of filing its original registration statement, the registrant was not eligible to use Form S-3. However, at the time of filing this amendment, the registrant believes that it meets the requirements for filing on Form S-3.

The registrant previously paid a registration fee of $31,444 in connection with the filing of the initial registration statement.

The information in this prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.  This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED June 26, 2008

PROSPECTUS

36,150,000 Shares of
Common Stock

8,350,000 Common Stock
Purchase Warrants

The selling securityholders are offering 36,150,000 shares of our common stock and 8,350,000 common stock purchase warrants (Warrants). Of the shares of common stock offered by the selling securityholders, 16,700,000 shares were issued following conversion of subscription receipts sold in a private placement completed on February 22, 2006 (Private Placement). An additional 8,350,000 shares of common stock, plus an indeterminate number of additional shares of common stock that may be issued by reason of the anti-dilution provisions in the warrant agreement, may be acquired for a price of $10.00 per share until February 22, 2011, upon the exercise of Warrants issued upon conversion of those subscription receipts. The remaining 11,100,000 shares were acquired by our Chairman and Chief Executive Officer in a private placement in July 2005.

All of these securities are being offered by the selling securityholders named in this prospectus, or their transferees, pledgees, donees or successors in interest. The selling securityholders will receive all of the proceeds from the sale of the securities being offered by this prospectus. We will, however, receive the exercise price of the Warrants if the selling securityholders exercise their Warrants.

The selling securityholders may sell the securities being offered by it from time to time on one or more stock exchanges, in market transactions, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then-prevailing market price for the securities or at negotiated prices directly or through broker-dealers, who may act as agent or as principal, or by a combination of such methods of sale. For additional information on the methods of sale, you should refer to the section of this prospectus entitled “PLAN OF DISTRIBUTION” on page 18.

Our common stock is traded on the American Stock Exchange (“AMEX”) under the symbol “UXG.” On June 26, 2008, the closing price of our common stock on the AMEX was $2.09. Our common stock and Warrants also trade on the Toronto Stock Exchange (“TSX”) under the symbols “UXG” and “UXG.WT,” respectively.

Investing in our common stock involves risks that are described in the “RISK FACTORS” section beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of our common stock or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is •, 2008

Additional Information

This prospectus contains or incorporates by reference descriptions of certain contracts, agreements or other documents affecting our business. These descriptions are not necessarily complete. For the complete text of these documents, you can refer to the exhibits filed with the registration statement of which this prospectus is a part or incorporated into the registration statement. See, “WHERE YOU CAN FIND MORE INFORMATION.”

You should rely only on the information contained in this prospectus, or to which we have referred you. We have not authorized anyone to provide you with information other than as contained or referred to in this prospectus. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate as of the date of this document.

Special Note Regarding Forward-Looking Statements

Please see the note under “RISK FACTORS” for a description of special factors potentially affecting forward-looking statements included in this prospectus.

PROSPECTUS SUMMARY

The following summary highlights information from, or incorporated by reference into, this prospectus. It does not contain all of the information you should consider before investing in our securities. You should read the entire prospectus carefully, including the section entitled “RISK FACTORS.”  Please see “WHERE YOU CAN FIND MORE INFORMATION” for a description of public filings deemed incorporated into this prospectus, including filings containing our consolidated financial information.

As used in this prospectus, unless the context requires otherwise, the terms “US Gold,” “we,” “our” and “us” refer to US Gold Corporation and, where the context requires, our consolidated subsidiaries.

Our Company

US Gold Corporation is engaged in the exploration for gold, other precious metals and base metals. We presently hold an interest in numerous properties in the State of Nevada and one property in Utah, as well as properties in Mexico. We were organized under the laws of the State of Colorado on July 24, 1979 under the name Silver State Mining Corporation. On June 21, 1988, we changed our name to U.S. Gold Corporation and on March 16, 2007 we changed our name to US Gold Corporation. We are currently in the exploration stage and have not generated revenue from operations since 1990.

In June 2007, we completed three simultaneous acquisitions and significantly increased our land position. The assets of these three companies, being Nevada Pacific Gold Ltd., Tone Resources Limited and White Knight Resources Ltd., which we refer to as the Acquired Companies, included a portfolio of properties in Nevada, Utah and Mexico. As a result of these acquisitions, we now hold an interest in approximately 264 square miles in the United States and approximately 1,379 square miles in Mexico.

A majority of our properties in Nevada are located along the Cortez Trend, in north central Nevada. The properties are located adjacent or in proximity to our historic Tonkin property. We also own property on the prolific Carlin Trend located east of the Cortez Trend.

Our properties in Mexico include the Magistral Mine and surrounding concessions, located in the Sinaloa State. The Magistral Mine consists of approximately 38 square miles of mineral concessions, plant and equipment. The mine operated and produced approximately 70,000 ounces of gold from 2002 to 2004, before it was placed on care and maintenance. We also hold an interest in approximately 1,340 square miles of mineral concessions in the Mexican states of Nayarit, Sinaloa and Durango, in west central Mexico.

Our exploration activities include geologic mapping, rock sampling and geochemical analysis, in addition to drilling where warranted. We also engage in metallurgical testing.

Our staff and consultants further evaluate properties with a demonstrated inventory of mineralization. Studies include the calculation of estimated tonnage and grade of mineralization and economic feasibility. We generally conduct our business on a 100% basis, but may enter into arrangements with other companies through joint venture or similar agreements in an effort to achieve our objectives.

Our common stock trades on the American Stock Exchange and the Toronto Stock Exchange under the symbol “UXG.”  Our principal executive offices are located at 165 South Union, Suite 565,

Lakewood, Colorado 80228 and our telephone number is (303) 238-1438. We also maintain offices in Elko, Nevada and Toronto, Ontario, Canada. Our web site address is www.usgold.com. Except for documents that are incorporated by reference into this prospectus that may be accessed from our web site, the information available on or through our web site is not part of this prospectus.

Risk Factors

An investment in our common stock or Warrants is subject to a number of risks. Risk factors relating to our company include a history of operating losses, lack of proven or probable reserves, need for additional capital, ongoing reclamation obligations, environmental concerns, and dependence on key personnel. Risk factors relating to our common stock include the volatility of our stock price, our limited trading market and lack of dividends. See, “RISK FACTORS” for a full discussion of these and other risks.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the following risks, along with all of the other information included in this prospectus, before deciding to buy our common stock or Warrants. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also impair our business operations. If we are unable to prevent events that have a negative effect from occurring, then our business may suffer.

Risks Related to Our Company

The feasibility of mining any of our properties has not been established, meaning that we have not completed exploration or other work necessary to determine if it is commercially feasible to develop any property. We are currently an exploration stage company. We have no proven or probable reserves on our properties. A “reserve,” as defined by regulation of the SEC, is that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. A reserve requires a feasibility study demonstrating with reasonable certainty that the deposit can be economically extracted and produced. We have not carried out any feasibility study with regard to all or a portion of our properties. As a result, we currently have no reserves and there are no assurances that we will be able to prove that there are reserves on our properties.

The mineralized material identified on our property does not and may never have demonstrated economic viability. Substantial expenditures are required to establish reserves through drilling and additional study and there is no assurance that reserves will be established. The feasibility of mining on our Tonkin property or any other property has not been, and may never be, established. Whether a mineral deposit can be commercially viable depends upon a number of factors, including the particular attributes of the deposit, including size, grade and proximity to infrastructure; metal prices, which can be highly variable; and government regulations, including environmental and reclamation obligations. If we are unable to establish some or all of our mineralized material as proven or probable reserves in sufficient quantities to justify commercial operations, we may not be able to raise sufficient capital to develop a mine, even if one is warranted. If we are unable to establish such reserves, the market value of our securities may decline.

We have incurred substantial losses since our inception in 1979 and may never be profitable. Since our inception in 1979, we have never been profitable. As of March 31, 2008, our accumulated deficit was approximately $145 million (including a non-cash expense of approximately $52 million related to derivative instrument accounting in the year ended December 31, 2006). To become profitable, we must identify additional mineralization and establish reserves at our mining properties, and then either develop our properties or locate and enter into agreements with third party operators. It could be years before we receive any revenues from gold production, if ever. We may suffer significant additional losses in the future and may never be profitable. We do not expect to receive revenue from operations in the foreseeable future, if at all. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis.

We will require significant additional capital to continue our exploration activities, and, if warranted, to develop mining operations. Substantial expenditures will be required to determine if proven and probable reserves exist at any of our properties, to develop metallurgical processes to extract metal or develop the mining and processing facilities and infrastructure at our existing or any of our newly acquired properties or mine sites. We will be required to expend significant amounts for geological and geochemical analysis, assaying, and, if warranted, feasibility studies with regard to the results of our exploration. We may not benefit from these investments if we are unable to identify commercially exploitable mineralized material. If we are successful in identifying reserves, we will require significant additional capital to construct a mill and other facilities necessary to extract those reserves. Our ability to obtain necessary funding, in turn, depends upon a number of factors, including the status of the national and worldwide economy and the price of gold. We may not be successful in obtaining the required financing for these or other purposes on terms that are favorable to us or at all, in which case, our ability to continue operating would be adversely affected. Failure to obtain such additional financing could result in delay or indefinite postponement of further exploration and the possible, partial or total loss of our potential interest in certain properties.

The figures for our estimated resources are based on interpretation and assumptions and may yield less mineral production under actual conditions than is currently estimated. Unless otherwise indicated, mineralization figures presented in our filings with securities regulatory authorities, press releases and other public statements that may be made from time to time are based upon estimates made by independent geologists and our internal geologists. When making determinations about whether to advance any of our projects to development, we must rely upon such estimated calculations as to the mineral resource and grades of mineralization on our properties. Until ore is actually mined and processed, mineral resource and grades of mineralization must be considered as estimates only.

These estimates are imprecise and depend upon geological interpretation and statistical inferences drawn from drilling and sampling analysis, which may prove to be unreliable. We cannot assure you that:

•                  these estimates will be accurate;

•                  resource or other mineralization estimates will be accurate; or

•                  this mineralization can be mined or processed profitably.

Any material changes in mineral resource estimates and grades of mineralization will affect the economic viability of placing a property into production and a property’s return on capital. There can be no assurance that minerals recovered in small scale tests will be duplicated in large-scale tests under on-site conditions or in production scale.

The resources estimates contained in our public filings have been determined and valued based on assumed future prices, cut-off grades and operating costs that may prove to be inaccurate. Extended declines in market prices for gold and silver may render portions of our mineralization and resource estimates uneconomic and result in reduced reported mineralization or adversely affect the commercial viability of one or more of our properties. Any material reductions in estimates of mineralization, or of our ability to extract this mineralization, could have a material adverse effect on our results of operations or financial condition.

There are differences in U.S. and Canadian practices for reporting reserves and resources. Our resource estimates have been prepared in accordance with standards of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in National Instrument 43-101, commonly known as NI 43-101. These practices are different from the practices used to report reserve and resource estimates in reports and other materials filed with the SEC. It is Canadian practice to report measured, indicated and inferred resources, which are generally not permitted in disclosure filed with the SEC. In the United States, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. United States investors are cautioned not to assume that all or any part of measured or indicated resources will ever be converted into reserves. Further, “inferred resources” have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically. Disclosure of “contained ounces” is permitted disclosure under Canadian regulations; however, the SEC only permits issuers to report “resources” as in place tonnage and grade without reference to unit measures.

Accordingly, information concerning descriptions of mineralization and resources contained in our public filings may not be comparable to information made public by other United States companies subject to the reporting and disclosure requirements of the SEC.

Historical production of gold at our Tonkin or Magistral property may not be indicative of the potential for future development or revenue. Historical production of gold from our Tonkin property came from relatively shallow deposits, in very limited quantities and for a very limited period of time. Although we commenced exploration of deeper zones in 2006 in an effort to identify additional mineralized material, due to the uncertainties associated with exploration, including variations in geology and structure, there is no assurance that our efforts will be successful. While the Magistral Mine produced gold from 2002 through 2004, it was shut down in 2005 and is currently held by us on a care and maintenance basis. Investors in our securities should not rely on our historical operations as an indication that we will ever place any of our mining properties into commercial production again. We expect to incur losses unless and until such time as one or more of our properties enters into commercial production and generates sufficient revenue to fund our continuing operations.

We may have overpaid for the shares of the Acquired Companies. The price that we paid for the Acquired Companies was based in part on the perceived benefits of those acquisitions. However, there is no assurance that the acquisition of the Acquired Companies will result in any or all of the benefits that we envision. In the event that one or more of the acquisitions does not prove to be beneficial to us, the market price of our common stock may decline.

Fluctuating gold prices could negatively impact our business plan. The potential for profitability of our gold mining operations and the value of our mining properties are directly related to the market price of gold. The price of gold may also have a significant influence on the market price of our common stock. If we obtain positive drill results and progress one of our properties to a point where a commercial production decision can be made, our decision to put a mine into production and to commit the funds necessary for that purpose must be made long before any revenue from production would be received. A decrease in the price of gold at any time during future exploration and development may prevent our property from being economically mined or result in the write-off of assets whose value is impaired as a result of lower gold prices. The price of gold is affected by numerous factors beyond our control, including inflation, fluctuation of the United States dollar and foreign currencies, global and regional demand, the purchase or sale of gold by central banks, and the political and economic conditions of major gold producing countries throughout the world. During the last five years, the average annual market price of gold has ranged between $364 per ounce and $696 per ounce, as shown in the table below:

Average Annual Market Price of Gold (per oz.)

2003	2004	2005	2006	2007
$364	$406	$445	$604	$696

The volatility of mineral prices represents a substantial risk which no amount of planning or technical expertise can fully eliminate. In the event gold prices decline and remain low for prolonged periods of time, we might be unable to develop our properties or produce any revenue.

Our continuing reclamation obligations at the Tonkin property and other properties could require significant additional expenditures. We are responsible for the reclamation obligations related to disturbances located on all of our properties, including the Tonkin property. The current estimate of reclamation costs for existing disturbances on the Tonkin property to the degree required by the United States Bureau of Land Management (‘BLM”) and the Nevada Department of Environmental Protection (“NDEP”) is approximately $3.8 million. As required by applicable regulations, we currently have in place a cash bond in the amount of $3.8 million to secure the reclamation of the property. Reclamation bond estimates are required to be updated every three years or prior to new disturbances taking place that are not already bonded. Our review of the projected reclamation costs at the Magistral Mine has resulted in an initial cost estimate of $2.7 million. However, no surety bonding is required for reclamation in Mexico. There is a risk that any cash bond, even if augmented upon update of the reclamation obligations, could be inadequate to cover the costs of reclamation which could subject us to additional costs for the actual reclamation obligations. The satisfaction of bonding requirements and continuing reclamation obligations will require a significant amount of capital. There is a risk that we will be unable to fund these additional bonding requirements, and further, that the regulatory authorities may increase reclamation and bonding requirements to such a degree that it would not be commercially reasonable to continue exploration activities.

Title to mineral properties can be uncertain, and we are at risk of loss of ownership of one or more of our properties. Our ability to explore and operate our properties depends on the validity of title to that property. The mineral properties making up our United States properties consist of leases of unpatented mining claims, and unpatented mining and millsite claims. Unpatented mining claims provide only possessory title and their validity is often subject to contest by third parties or the federal government, which makes the validity of unpatented mining claims uncertain and generally more risky. These uncertainties relate to such things as the sufficiency of mineral discovery, proper posting and marking of boundaries, assessment work and possible conflicts with other claims not determinable from descriptions of record. Since a substantial portion of all mineral exploration, development and mining in the United States now occurs on unpatented mining claims, this uncertainty is inherent in the mining industry. We have not obtained a title opinion on our entire property, or on any of the properties of the Acquired Companies, with the attendant risk that title to some claims, particularly title to undeveloped property, may be defective. There may be valid challenges to the title to our property which, if successful, could impair development and/or operations.

We remain at risk that the mining claims may be forfeited either to the United States, or to rival private claimants due to failure to comply with statutory requirements as to location and maintenance of the claims or challenges to whether a discovery of a valuable mineral exists on every claim.

Our properties in Mexico are subject to changes in political conditions and regulations in that country. Our Magistral Mine, and other concessions are located in Mexico. In the past, that country has been subject to political instability, changes and uncertainties which may cause changes to existing government regulations affecting mineral exploration and mining activities. Civil or political unrest could disrupt our operations at any time. Our exploration and mining activities may be adversely affected in varying degrees by changing government regulations relating to the mining industry or shifts in political conditions that could increase the costs related to our activities or maintaining our properties. Finally, Mexico’s status as a developing country may make it more difficult for us to obtain required financing for this property.

Our ongoing operations and past mining activities are subject to environmental risks, which could expose us to significant liability and delay, suspension or termination of our operations. All phases of the operations of the Acquired Companies, like our historic Tonkin property, are subject to federal, state and local environmental regulation. These regulations mandate, among other things, the maintenance of air and water quality standards and land reclamation. They also set forth limitations on the generation, transportation, storage and disposal of solid and hazardous waste. Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects, and a heightened degree of responsibility for companies and their officers, directors and employees. Future changes in environmental regulation, if any, may adversely affect our operations, make our operations prohibitively expensive, or prohibit them altogether. Environmental hazards may exist on the properties in which we may hold interests in the future, including the properties of the Acquired Companies, that are unknown to us at the present and that have been caused by us, one of the Acquired Companies, or previous owners or operators, or that may have occurred naturally. Under applicable federal and state environmental laws, prior property owners may be liable for remediating any damage that those owners may have caused. Mining properties that the Acquired Companies may have transferred may cause us to be liable for remediating any damage that those companies may have caused. The liability could include response costs for removing or remediating the release and damage to natural resources, including ground water, as well as the payment of fines and penalties.

A significant portion of the lode claims comprising our Tonkin property are subject to a lease in favor of a third party which may expire in 2009 and which provides for a 5% royalty on production. A total of 348 of our mining and millsite claims at the Tonkin property are subject to this lease. The lease requires annual payments of $150,000 or 455 ounces of gold, whichever is greater, and payment of a royalty of 5% of the gross sales price of gold or silver from the property before deduction of any expenses from the gross sales price. The term of this lease expires January 1, 2009 and can be extended from year to year, up to a maximum of 99 years, by production from or other activities on the leased claims. This lease covers a portion of the claims in the mine corridor where most of our mineralized material has been identified. In the event the lease is not extended and/or we are unable to purchase the claims from the owner, we may be forced to forfeit the underlying claims, which in turn may adversely affect our ability to explore and develop the property. If we are successful in identifying sufficient mineralization to warrant placing the property into production, we will be obligated to pay the leaseholder a royalty of 5% of the production. The payment of this royalty, together with other royalties payable to third parties in respect of certain claims, will reduce our potential revenue.

We cannot assure you that we will have an adequate supply of water to complete desired exploration or development of our mining property. In accordance with the laws of the State of Nevada, we have obtained permits to drill the water wells that we currently use to service the Tonkin property and we plan to obtain all required permits for drilling water wells to serve other property we may acquire in the future. However, the amount of water that we are entitled to use from those wells must be determined by the appropriate regulatory authorities. A final determination of these rights is dependent in part on our ability to demonstrate a beneficial use for the amount of water that we intend to use. Unless we are successful in developing the property to a point where we can commence commercial production of gold or other precious metals, we may not be able to demonstrate such beneficial use. Accordingly, there is no assurance that we will have access to the amount of water needed to operate a mine at the property.

We depend on a limited number of personnel and the loss of any of these individuals could adversely affect our business. Our company is primarily dependent on two persons, namely our Chairman and Chief Executive Officer, and our Vice President and Chief Financial Officer. Robert R. McEwen, our Chairman and Chief Executive Officer, is responsible for strategic direction and the oversight of our business. Perry Y. Ing, our Vice President and Chief Financial Officer, is responsible for our public reporting and administrative functions. We rely heavily on these individuals for the conduct of our business. The loss of any of our existing officers would significantly and adversely affect our business. In that event, we would be forced to identify and retain an individual to replace the departed officer. We may not be able to replace one or more of these individuals on terms acceptable to us. We have no life insurance on the life of any officer.

The nature of mineral exploration and production activities involves a high degree of risk and the possibility of uninsured losses that could materially and adversely affect our operations. Exploration for minerals is highly speculative and involves greater risk than many other businesses. Many exploration programs do not result in the discovery of mineralization, and any mineralization discovered may not be of sufficient quantity or quality to be profitably mined. Few properties that are explored are ultimately advanced to production. Our current exploration efforts are, and any future development or mining operations we may elect to conduct will be, subject to all of the operating hazards and risks normally incident to exploring for and developing mineral properties, such as, but not limited to:

•                                            economically insufficient mineralized material;

•                                            fluctuations in production costs that may make mining uneconomical;

•                                            labor disputes;

•                                            unanticipated variations in grade and other geologic problems;

•                                            environmental hazards;

•                                            water conditions;

•                                            difficult surface or underground conditions;

•                                            industrial accidents;

•                                            metallurgical and other processing problems;

•                                            mechanical and equipment performance problems;

•                                            failure of pit walls or dams;

•                                            unusual or unexpected rock formations;

•                                            personal injury, fire, flooding, cave-ins and landslides; and

•                                            decrease in reserves due to a lower gold price.

Any of these risks can materially and adversely affect, among other things, the development of properties, production quantities and rates, costs and expenditures and production commencement dates. We currently have no insurance to guard against any of these risks. If we determine that capitalized costs associated with any of our mineral interests are not likely to be recovered, we would incur a writedown of our investment in these interests. All of these factors may result in losses in relation to amounts spent which are not recoverable.

We do not insure against all risks to which we may be subject in our planned operations. While we currently maintain insurance to insure against general commercial liability claims, our insurance will not cover all of the potential risks associated with our operations. For example, we do not have insurance on the mill at our Tonkin property nor the mine assets associated with the Magistral property and we do not have business interruption insurance. We may also be unable to obtain insurance to cover other risks at economically feasible premiums or at all. Insurance coverage may not continue to be available, or may not be adequate to cover all liabilities. We might also become subject to liability for environmental, pollution or other hazards associated with mineral exploration and production which may not be insured against, which may exceed the limits of our insurance coverage or which we may elect not to insure against because of premium costs or other reasons. Losses from these events may cause us to incur significant costs that could materially adversely affect our financial condition and our ability to fund activities on our property. A significant loss could force us to reduce or terminate our operations.

We are required to annually evaluate our internal control over financial reporting under Section 404 of the Sarbanes Oxley Act of 2002 and any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have a material adverse effect on the price of our common stock. Under Section 404 of the Sarbanes Oxley Act of 2002, we are required to furnish a report by our management on internal control over financial reporting commencing with the fiscal year ended December 31, 2007. Such a report must contain, among other matters, an assessment of the effectiveness of our internal control over financial reporting, including a statement as to whether or not our internal control over financial reporting is effective. This assessment must include disclosure of any material weaknesses in our internal control over financial reporting identified by our management. The completion of the acquisition transactions described in this report and the subsequent integration of the Acquired Companies into our operations have made it more difficult for us to comply with Section 404. If we are unable to maintain and to assert that our internal control over financial reporting is effective, or if we disclose significant deficiencies or material weaknesses in our internal control over financial reporting, investors could lose confidence in the accuracy and completeness of our financial reports, which could have a material adverse effect on our stock price.

Our operations are subject to permitting requirements which could require us to delay, suspend or terminate our operations on our mining property. Our operations, including our ongoing exploration drilling program, require permits from the state and federal governments. We may be unable to obtain these permits in a timely manner, on reasonable terms, or at all. If we cannot obtain or maintain the necessary permits, or if there is a delay in receiving these permits, our timetable and business plan for exploration of our properties will be adversely affected.

Legislation has been proposed that would significantly affect the mining industry. Periodically, members of the US Congress have introduced bills which would supplant or alter the provisions of the General Mining Law of 1872, which governs the unpatented claims that we control with respect to our U.S. properties. One such amendment has become law and has imposed a moratorium on patenting of mining claims, which reduced the security of title provided by unpatented claims such as those on our United States properties. If additional legislation is enacted, it could substantially increase the cost of holding unpatented mining claims by requiring payment of royalties, and could significantly impair our ability to develop mineral resources on unpatented mining claims. Such bills have proposed, among other things, to make permanent the patent moratorium, to impose a federal royalty on production from unpatented mining claims and to declare certain lands as unsuitable for mining. Although it is impossible to predict at this time what royalties may be imposed in the future, the imposition of such royalties could adversely affect the potential for development of such mining claims, and the economics of existing operating mines on federal unpatented mining claims. Passage of such legislation could adversely affect our business.

Gain recognized by non-US shareholders and non-US Warrantholders on the sale or other disposition of shares of our common stock or Warrants may be subject to U.S. federal income tax. We believe that we currently are a “United States real property holding corporation” under section 897(c) of the Internal Revenue Code (“USRPHC”) and that there is a substantial likelihood that we will continue to be USRPHC. Generally, gain recognized by a non-U.S. holder on the sale or other taxable disposition of shares of our common stock or Warrants will be subject to U.S. federal income tax on a net income basis at normal graduated U.S. federal income tax rates if we qualify as a USRPHC at any time during the 5-year period ending on the date of the sale or other taxable disposition of the common stock or Warrants (or the non-U.S. holder’s holding period for the common stock or Warrants, if shorter). Under an exception to these USRPHC rules, if the common stock is “regularly traded” on an “established securities market,” the common stock and Warrants generally will not be treated as stock of a USRPHC. This exception is not available, however, to a non-U.S. holder that held (directly or under certain constructive ownership rules) more than 5% of the common stock during the 5-year period ending on the date of the sale or other taxable disposition of the common stock (or the non-U.S. holder’s holding period for the common stock, if shorter).

The laws of the State of Colorado and our Articles of Incorporation may protect our directors from certain types of lawsuits. The laws of the State of Colorado provide that our directors will not be liable to us or our shareholders for monetary damages for all but certain types of conduct as directors of the company. Our Articles of Incorporation permit us to indemnify our directors and officers against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing shareholders from recovering damages against our directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use our limited assets to defend our directors and officers against claims, including claims arising out of their negligence, poor judgment, or other circumstances

Risks Related to our Common Stock and Warrants

The sale of our common stock by the selling securityholders may depress the price of our common stock due to the limited trading market which exists. Due to a number of factors, the trading volume in our common stock has historically been limited. Trading volume over the last 12 months has averaged approximately 549,000 shares per day. As a result, the sale of a significant amount of common stock by the selling securityholders may depress the price of our common stock. As a result, you may lose all or a portion of your investment.

If we do not maintain an effective registration statement covering the Warrants or the common stock issuable upon exercise of the Warrants, Warrantholders may not be able to exercise the Warrants, or may be restricted from selling the underlying common stock. In order for a Warrantholder to receive shares of common stock free of resale restrictions upon exercise of the Warrants, the underlying shares of common stock must be covered by an effective registration statement. We must also qualify the issuance of the common stock under state securities laws. We have agreed to maintain an effective registration statement with regard to the common stock underlying the Warrants. However, we cannot provide any assurance that we will successfully qualify issuance of the stock in a state where holders of the Warrants may reside, or that an effective registration statement will be in place at all relevant times. These factors may limit your ability to exercise the Warrants or sell the underlying common stock.

The exercise of outstanding options and Warrants and the future issuances of our common stock will dilute current shareholders and may reduce the market price of our common stock. As of June 26, 2008, we had outstanding options and warrants to purchase a total of 12,376,249 shares of our common stock, which if completely exercised, would dilute existing shareholders’ ownership by approximately 11%, assuming all exchangeable shares not held by US Gold or our subsidiaries are exchanged for an equivalent amount of our common stock.

Our board of directors has the authority to authorize the offer and sale of additional securities without the vote of or notice to existing shareholders. Based on the need for additional capital to fund expected growth, it is likely that we will issue additional securities to provide such capital and that such additional issuances may involve a significant number of shares. Issuance of additional securities underlying outstanding options as authorized by our board of directors in the future will dilute the percentage interest of existing shareholders and may reduce the market price of our common stock.

Our stock price may be volatile and as a result you could lose all or part of your investment. The value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock:

•                                          changes in the worldwide price for gold;

•                                          disappointing results from our exploration or development efforts;

•                                            failure to meet our operating budget;

•                                            decline in demand for our common stock;

•                                            downward revisions in securities analysts’ estimates or changes in general market conditions;

•                                            technological innovations by competitors or in competing technologies;

•                                            investor perception of our industry or our prospects; and

•                                            general economic trends.

In addition, stock markets generally have experienced extreme price and volume fluctuations and the market prices of securities generally have been highly volatile. These fluctuations are often unrelated to operating performance of a company and may adversely affect the market price of our common stock. As a result, investors may be unable to resell their shares at a fair price.

A small number of existing shareholders own a significant portion of our common stock, which could limit your ability to influence the outcome of any shareholder vote. Our executive officers and directors beneficially own approximately 26.4% of our common stock as of June 26, 2008. Under our Articles of Incorporation and the laws of the State of Colorado, the vote of a majority of the shares voting at a meeting at which a quorum is present is generally required to approve most shareholder action. As a result, these individuals and entities will be able to significantly influence the outcome of shareholder votes for the foreseeable future, including votes concerning the election of directors, amendments to our Articles of Incorporation or proposed mergers, acquisitions or other significant corporate transactions.

We have never paid a dividend on our common stock and we do not anticipate paying one in the foreseeable future. We have not paid a dividend on our common stock to date, and we may not be in a position to pay dividends in the foreseeable future. Our ability to pay dividends will depend on our ability to successfully develop one or more properties and generate revenue from operations. Further, our initial earnings, if any, will likely be retained to finance our growth. Any future dividends will depend upon our earnings, our then-existing financial requirements and other factors, and will be at the discretion of our Board of Directors.

Forward-Looking Statements

This prospectus contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 concerning our ability to develop and produce gold or other precious metals from our properties, our future business plans and strategies, the acquisition of other companies, future revenue, the receipt of working capital, and other statements that are not historical in nature.  In this prospectus, forward-looking statements are often identified by the words “anticipate,” “plan,” “believe,” “expect,” “estimate,” and the like.  These forward-looking statements reflect our current beliefs, expectations and opinions with respect to future events, and involve future risks and uncertainties which could cause actual results to differ materially from those expressed or implied.

In addition to the specific factors identified under “RISK FACTORS” above, other uncertainties that could affect the accuracy of forward-looking statements include:

•                    decisions of foreign countries and banks within those countries;

•                    technological changes in the mining industry;

•                    our costs;

•                    the level of demand for our products;

•                    changes in our business strategy;

•                    interpretation of drill hole results and the geology, grade and continuity of mineralization;

•                    the uncertainty of reserve estimates and timing of development expenditures; and

•                    commodity price fluctuations.

This list, together with the factors identified under “RISK FACTORS,” is not exhaustive of the factors that may affect any of our forward-looking statements.  You should read this prospectus completely and with the understanding that our actual future results may be materially different from what we expect.  These forward-looking statements represent our beliefs, expectations and opinions only as of the date of this prospectus.  We do not intend to update these forward looking statements except as required by law.  We qualify all of our forward-looking statements by these cautionary statements.

Prospective investors are urged not to put undue reliance on forward-looking statements.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of common stock or Warrants by the selling securityholders.  However, if all of the Warrants are exercised, we will receive aggregate proceeds of $83,500,000.  Proceeds from the exercise of the Warrants would be added to our working capital and used for general corporate purposes.

Pending utilization, any proceeds received from exercise of the Warrants may be invested in bank deposits, interest-bearing accounts and short-term government obligations.  We do not intend to invest the proceeds in such a manner as to be regulated as an investment company under relevant securities laws.

SELLING SECURITYHOLDERS

On behalf of the selling securityholders, we have agreed to file a registration statement with the SEC covering the resale of our common stock and Warrants as described in this prospectus.  We have also agreed to use our reasonable efforts to keep the registration statement effective and update the prospectus until the securities owned by the selling securityholders have been sold or may be sold without registration or prospectus delivery requirements under the Securities Act.  We will pay the costs and fees of registering the shares, but the selling securityholders will pay any brokerage commissions, discounts or other expenses relating to the sale of the shares.

The registration statement which we have filed with the SEC, of which this prospectus forms a part, covers the resale of our common stock and Warrants by the selling securityholders from time to time under Rule 415 of the Securities Act.  Our agreement with the selling securityholders was entered into with the intention of providing those securityholders with additional liquidity in respect of their ownership of shares of our common stock and Warrants.  The selling securityholders may offer our securities covered under this prospectus for resale from time to time.  The selling securityholders may also sell, transfer or otherwise dispose of all or a portion of our securities in Canada or in transactions exempt from the registration requirements of the Securities Act.  See, “PLAN OF DISTRIBUTION.”

The table below presents information as of June 26, 2008 regarding the selling securityholders and the shares of our common stock that the selling securityholders may offer and sell from time to time under this prospectus.  The table is prepared based on information supplied to us by those securityholders.  Although we have assumed, for purposes of the table below, that the selling securityholders will sell all of the securities offered by this prospectus, because they may offer all or some of the securities in transactions covered by this prospectus or in another manner, no assurance can be given as to the actual number of shares that will be resold by the selling securityholders.  Information covering the selling securityholders may change from time to time, and changed information will be presented in a supplement to this prospectus or an amendment to the registration statement if and when required.  Except as described above, there are no agreements, arrangements or understandings with respect to resale of any of the securities covered by this prospectus.

Name of Selling Securityholder	Number of Shares Owned Prior to the Offering	Number of Warrants Owned Prior to the Offering	Number of Shares to be Offered(1)	Number of Warrants to be Offered	Number of Shares Owned After Offering(2)
The K2 Principal Fund LP(3)	112,000	56,000	168,000	56,000	-0-
MMCAP International Inc. SPC(4)	450,000	225,000	675,000	225,000	-0-
Parkwood GP Inc.(5)	20,000	10,000	30,000	10,000	-0-
Banque Vontobel Geneva SA(6)	22,500	11,250	33,750	11,250	-0-
QVT Fund LP by QVT Associates GP LLC(7)	1,114,000	557,000	1,671,000	557,000	-0-
Corriente Partners, L.P. by Corriente Capital Management, L.P., its general partner by Corriente Advisors, L.L.C.(8)	175,000	87,500	262,500	87,500	-0-
Lawrence Venture Fund(9)	112,000	56,000	168,000	56,000	-0-
Telemark Asset Management, LLC(10)	150,000	75,000	225,000	75,000	-0-
Shepherd Investments International, Ltd.(11)	1,005,000	502,500	1,507,500	502,500	-0-

Name of Selling Securityholder	Number of Shares Owned Prior to the Offering	Number of Warrants Owned Prior to the Offering	Number of Shares to be Offered(1)	Number of Warrants to be Offered	Number of Shares Owned After Offering(2)
Interward Capital Corporation(12)	100,000	50,000	150,000	50,000	-0-
Rahn & Bodmer(13)	40,000	20,000	60,000	20,000	-0-
Oscar S. Schafer & Partners I, LP(14)	62,065	31,033	93,098	31,033	-0-
Oscar S. Schafer & Partners II, LP(15)	660,825	330,412	991,237	330,412	-0-
O.S.S. Overseas Ltd. SEI Investments Global Cayman(16)	837,110	418,555	1,255,665	418,555	-0-
Crystalline Management Inc. for Amethyst Arbitrage Trading Ltd.(17)	25,000	12,500	37,500	12,500	-0-
Crystalline Management Inc. for Amethyst Arbitrage Fund(18)	81,500	40,750	122,250	40,750	-0-
Sprott Asset management Inc. as portfolio manager for Sprott custodied funds(19)	256,600	128,300	384,900	128,300	-0-
Sprott Asset Management Inc. as portfolio manager for Sprott Canadian Equity Fund(20)	323,300	161,650	484,950	161,650	-0-
Sprott Asset Management Inc. as portfolio manager for Sprott Canadian Gold and Precious Minerals Fund(21)	479,000	239,500	718,500	239,500	-0-
Sprott Asset Management Inc. as portfolio manager for Carleton University Endowment(22)	19,000	9,500	28,500	9,500	-0-
Sprott Asset Management Inc. as portfolio manager for Sprott Bull/Bear RSP Fund(23)	19,000	9,500	28,500	9,500	-0-
Sprott Asset Management Inc. as portfolio manager for SAL Investments(24)	3,100	1,550	4,650	1,550	-0-
Sprott Asset Management Inc. as portfolio manager for Templeton Foundation(25)	12,000	6,000	18,000	6,000	-0-
Tocqueville Gold Fund(26)	223,000	111,500	334,500	111,500	-0-
BTR Global Arbitrage Trading Limited c/o Ogier Fiduciary Services (Cayman) Limited(27)	223,000	111,500	334,500	111,500	-0-
2035718 Ontario Inc.(28)	480,000	240,000	720,000	240,000	-0-
Fidelity Canadian Opportunities Fund(29)	365,600	132,800	398,400	132,800	100,000	*
Variable Insurance Products Fund II: Contrafund Portfolio(30)	583,200	291,600	874,860	291,600	-0-
Fidelity Contrafund(30)	2,083,500	1,041,750	3,125,250	1,041,750	-0-
Fidelity Contrafund: Fidelity Advisor New Insights Fund(30)	112,300	56,150	168,450	56,150	-0-
Fidelity Select Portfolios: Fidelity Gold Portfolio(30)	728,400	364,200	1,092,600	364,200	-0-

Name of Selling Securityholder	Number of Shares Owned Prior to the Offering	Number of Warrants Owned Prior to the Offering	Number of Shares to be Offered(1)	Number of Warrants to be Offered	Number of Shares Owned After Offering(2)
Fidelity Investment Trust: Fidelity Canada Fund(30)	811,300	200,000	600,000	200,000	411,300	*
Senvest Master Fund LP(31)	125,000	62,500	187,500	62,500	-0-
Senvest International LLC(32)	150,000	75,000	225,000	75,000	-0-
Evergreen Precious Metals Fund(33)	500,000	250,000	750,000	250,000	-0-
Clarion Capital Corporation(34)	110,000	55,000	165,000	55,000	-0-
Libra Offshore Ltd.(35)	169,000	84,500	253,500	84,500	-0-
Libra Fund LP(36)	720,000	360,000	1,080,000	360,000	-0-
ARX Capital Inc.(37)	55,000	27,500	82,500	27,500	-0-
ARX Capital Inc.(38)	6,000	3,000	9,000	3,000	-0-
ARX Capital Inc.(39)	28,000	14,000	42,000	14,000	-0-
ARX Capital Inc.(40)	10,000	5,000	15,000	5,000	-0-
ARX Capital Inc.(41)	10,000	5,000	15,000	5,000	-0-
ARX Capital Inc.(42)	3,000	1,500	4,500	1,500	-0-
ARX Capital Inc.(43)	5,000	2,500	7,500	2,500	-0-
ARX Capital Inc.(44)	1,000	500	1,500	500	-0-
ARX Capital Inc.(45)	1,000	500	1,500	500	-0-
ARX Capital Inc.(46)	1,000	500	1,500	500	-0-
James & Sylvia McGovern(47)	26,000	13,000	39,000	13,000	-0-
AGF Precious Metals(48)	390,000	195,000	585,000	195,000	-0-
Dynamic QSSP Fund(49)	47,578	23,789	71,367	23,789	-0-
Dynamic Power Small Cap Fund(50)	890,950	445,475	1,336,425	445,475	-0-
Dynamic Power Hedge Fund(51)	1,061,472	530,736	1,592,208	530,736	-0-
Epic Limited Partnership(52)	68,300	34,150	102,450	34,150	-0-
Wimbledon Sand Spring Class L(53)	4,500	2,250	6,750	2,250	-0-
Epic Capital Offshore Inc.(54)	1,500	750	2,250	750	-0-
Epic North America Diversified Fund LP(55)	1,500	750	2,250	750	-0-
Account #C434 by its manager Mackenzie Financial Corporation(56)	400,000	200,000	600,000	200,000	-0-
Account #C1042 by its manager Mackenzie Financial Corporation(57)	45,000	22,500	67,500	22,500	-0-
Millennium Partners L.P. By: Millennium Management LLC(58)	24,200	12,100	36,300	12,100	-0-
Robert R. McEwen(59)	11,767,000	333,500	12,100,500	333,500	-0-
TOTAL:			36,150,000	8,350,000

*                                Represents less than 1% of our common stock outstanding after the offering, without taking into account the exercise of outstanding warrants.

(1)                         Includes shares issuable upon exercise of outstanding Warrants.

(2)                         Assumes that all of the shares offered hereby are sold, of which there is no assurance.

(3)                        The selling securityholder has identified Glen Gibbons as the individual who has voting and investment power over these shares.

(4)                        The selling securityholder has identified Matthew MacIsaac as the individual who has voting and investment power over these shares.

(5)                        The selling securityholder has identified Dan Sternberg as the individual who has voting and investment power over these shares.

(6)                        The selling securityholder has identified Michel Pasche as the individual who has voting and investment power over these shares.

(7)                        The selling securityholder has identified Carlo Mattoni as the individual who has voting and investment power over these shares.

(8)                        The selling securityholder has identified Mark Hart as the individual who has voting and investment power over these shares.

(9)                        The selling securityholder has identified Ravi Sood as the individual who has voting and investment power over these shares.

(10)                  The selling securityholder has identified Colin McNay as the individual who has voting and investment power over these shares.

(11)                  The selling securityholder has identified Troy Holmes as the individual who has voting and investment power over these shares.

(12)                  The selling securityholder has identified Kim Ward as the individual who has voting and investment power over these shares.

(13)                  The selling securityholder has identified Martin Bidermann as the individual who has voting and investment power over these shares.

(14)                  The selling securityholder has identified Andrew Goff as the individual who has voting and investment power over these shares.

(15)                  The selling securityholder has identified Andrew Goff as the individual who has voting and investment power over these shares.

(16)                  The selling securityholder has identified Andrew Goff as the individual who has voting and investment power over these shares.

(17)                  The selling securityholder has identified Marc Amirault as the individual who has voting and investment power over these shares.

(18)                  The selling securityholder has identified Marc Amirault as the individual who has voting and investment power over these shares.

(19)                  The selling securityholder has identified John Embry and Eric Sprott as the individuals who have voting and investment power over these shares.

(20)                  The selling securityholder has identified John Embry and Eric Sprott as the individuals who have voting and investment power over these shares.

(21)                  The selling securityholder has identified John Embry and Eric Sprott as the individuals who have voting and investment power over these shares.

(22)                  The selling securityholder has identified John Embry and Eric Sprott as the individuals who have voting and investment power over these shares.

(23)                  The selling securityholder has identified John Embry and Eric Sprott as the individuals who have voting and investment power over these shares.

(24)                  The selling securityholder has identified John Embry and Eric Sprott as the individuals who have voting and investment power over these shares.

(25)                  The selling securityholder has identified John Embry and Eric Sprott as the individuals who have voting and investment power over these shares.

(26)                  The selling securityholder has identified John Hathaway as the individual who has voting and investment power over these shares.

(27)                  The selling securityholder has identified Danny Guy as the individual who has voting and investment power over these shares.

(28)                  The selling securityholder has identified Rick Kung as the individual who has voting and investment power over these shares.

(29)                  The entity is an Ontario Mutual Fund Trust.  Its trustee and manager is Fidelity Investments Canada Limited (FICL).  FICL is advised by Fidelity Management & Research Co. (FMR Co.).  FMR Co. shares investment power over the securities held by the selling securityholder with Mr. Edward C. Johnson 3rd.

(30)                  The entity is a registered investment fund (Fund) advised by FMR Co., a registered investment adviser under the Investment Advisers Act of 1940, as amended.  FMR Co., a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of the securities as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940.  Edward C. Johnson 3rd, FMR Corp., through its control of FMR Co., and the Fund each have sole power to dispose of the securities owned by the Fund.  Neither FMR Corp. nor Edward C. Johnson 3rd, Chairman of FMR Corp., have the sole power to vote or direct the voting of the shares owned directly by the Fund, which power resides with the Fund’s Board of Trustees.  The Fund is an affiliate of a registered broker-dealer.

(31)                  The selling securityholder has identified Richard Mashall as the individual who has voting and investment power over these shares.

(32)                  The selling securityholder has identified Richard Mashall as the individual who has voting and investment power over these shares.

(33)                  The selling securityholder has identified J. Joseph Wickwire, II as the individual who has voting and investment power over these shares.

(34)                  The selling securityholder has identified Mort Cohen as the individual who has voting and investment power over these shares.

(35)                  The selling securityholder has identified Ranjan Tandon as the individual who has voting and investment power over these shares.

(36)                  The selling securityholder has identified Ranjan Tandon as the individual who has voting and investment power over these shares.

(37)                  The selling securityholder has identified Ubald Cloutier as the individual who has voting and investment power over these shares.

(38)                  The selling securityholder has identified Ubald Cloutier as the individual who has voting and investment power over these shares.

(39)                  The selling securityholder has identified Ubald Cloutier as the individual who has voting and investment power over these shares.

(40)                  The selling securityholder has identified Ubald Cloutier as the individual who has voting and investment power over these shares.

(41)                  The selling securityholder has identified Ubald Cloutier as the individual who has voting and investment power over these shares.

(42)                  The selling securityholder has identified Ubald Cloutier as the individual who has voting and investment power over these shares.

(43)                  The selling securityholder has identified Ubald Cloutier as the individual who has voting and investment power over these shares.

(44)                  The selling securityholder has identified Ubald Cloutier as the individual who has voting and investment power over these shares.

(45)                  The selling securityholder has identified Ubald Cloutier as the individual who has voting and investment power over these shares.

(46)                  The selling securityholder has identified Ubald Cloutier as the individual who has voting and investment power over these shares.

(47)                  The selling securityholder has identified James McGovern as the individual who has voting and investment power over these shares.

(48)                  The selling securityholder has identified Charles Oliver as the individual who has voting and investment power over these shares.

(49)                  The selling securityholder has identified Rohit Sehgal as the individual who has voting and investment power over these shares.

(50)                  The selling securityholder has identified Rohit Sehgal as the individual who has voting and investment power over these shares.

(51)                  The selling securityholder has identified Rohit Sehgal as the individual who has voting and investment power over these shares.

(52)                  The selling securityholder has identified Tom Schenkel as the individual who has voting and investment power over these shares.

(53)                  The selling securityholder has identified Tom Schenkel as the individual who has voting and investment power over these shares.

(54)                  The selling securityholder has identified Tom Schenkel as the individual who has voting and investment power over these shares.

(55)                  The selling securityholder has identified Tom Schenkel as the individual who has voting and investment power over these shares.

(56)                  The selling securityholder has identified Fred Stern as the individual who has voting and investment power over these shares.

(57)                  The selling securityholder has identified Fred Stern as the individual who has voting and investment power over these shares.

(58)                  The selling securityholder has identified Tom Schenkel as the individual who has voting and investment power over these shares.

(59)                  Mr. McEwen is the Chairman and Chief Executive Officer of the Company.

None of the selling securityholders are United States broker-dealers, nor at the time of purchase did any of the selling securityholders have any agreements or understandings, directly or indirectly, with any persons to distribute the securities. Further, except as otherwise stated, none of the selling securityholders have any relationship to our company, except as a securityholder.

PLAN OF DISTRIBUTION

The selling securityholders and their pledgees, donees, transferees or other successors in interest may offer the shares of our common stock and/or the Warrants and the shares underlying such Warrants from time to time after the date of this prospectus and will determine the time, manner and size of each sale on one or more exchanges, in privately negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices.  The selling securityholders may negotiate, and may pay, broker or dealers commissions, discounts or concessions for their services.  In effecting sales, the selling securityholders may allow other brokers or dealers to participate.  However, the selling securityholders and any brokers or dealers involved in the sale or resale of the shares may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act .  In addition, the brokers’ or dealers’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act.

All of the shares and Warrants and the shares underlying such Warrants which are being offered by the selling securityholders are also qualified for distribution in Canada under a prospectus filed in August 2006.  As a result, we are unable to determine whether and to what extent the shares or Warrants will be sold pursuant to this prospectus or under a prospectus that was filed with securities regulatory authorities in Canada.

The methods by which the selling securityholders may sell the shares of our common stock or Warrants include:

•                 a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block, as principal, in order to facilitate the transaction;

•                 sales to a broker or dealer, as principal, in a market maker capacity or otherwise and resale by the broker or dealer for its account;

•                 ordinary brokerage transactions and transactions in which a broker solicits purchases;

•                 an exchange distribution in accordance with the rules of any stock exchange on which the securities are listed;

•                 privately negotiated transactions;

•                 short sales;

•                 through the distribution of the securities by the selling securityholders to its partners, members or stockholders;

•                 any combination of these methods of sale; or

•                 any other legal method.

The selling securityholders may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with the selling securityholders, including without limitation, in connection with distributions of the securities by those broker-dealers. The selling securityholders may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. The selling securityholders may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

In addition to selling its shares or Warrants under this prospectus, the selling securityholders may sell their shares or Warrants in Canada or may transfer shares or Warrants by other methods not involving market makers or established trading markets, including directly by gift, distribution, or other transfer, or sell their shares under Rule 144 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144. If the selling securityholders use this prospectus to sell their shares or Warrants, they will be subject to the prospectus delivery requirements of the Securities Act.

Regulation M under the Securities Exchange Act of 1934 provides that during the period that any person is engaged in the distribution of our shares of common stock, as defined in Regulation M, such person generally may not purchase our common stock. The selling securityholders are subject to these restrictions, which may limit the timing of purchases and sales of our common stock by the selling securityholders. This may affect the marketability of our common stock.

The selling securityholders may use agents to sell the shares or Warrants. If this happens, the agents may receive discounts or commissions. The selling securityholders do not expect these discounts and commissions to exceed what is customary for the type of transaction involved. If required, a supplement to this prospectus will set forth the applicable commission or discount, if any, and the names of any underwriters, broker-dealers or agents involved in the sale of the shares or Warrants. The selling securityholders and any underwriters, broker-dealers or agents that participate in the distribution of our common stock or Warrants offered hereby may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of shares or Warrants by them and any discounts, commissions, concessions or other compensation received by them may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders may agree to indemnify any broker-dealer or agent against certain liabilities relating to the selling of the shares or Warrants, including liabilities arising under the Securities Act.

Upon notification by the selling securityholders that any material arrangement has been entered into with a broker-dealer for the sale of the shares or Warrants through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing the material terms of the transaction.

We have agreed to indemnify in certain circumstances the selling securityholders against certain liabilities, including liabilities under the Securities Act. The selling securityholders have agreed to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act, as amended.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital consists of 250,000,000 shares of common stock, no par value per share and one share of Series A Special Voting Preferred Stock, no par value. As of June 26, 2008, we had 75, 624, 281 shares of common stock and one share of Series A Special Voting Preferred Stock issued and outstanding.

The following discussion summarizes the rights and privileges of our outstanding capital stock and certain securities that may be convertible into our capital stock. This summary is not complete, and you should refer to our Articles of Incorporation, as amended, which have been filed or incorporated as an exhibit to the registration statement of which this prospectus forms a part.

Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to stockholders, including the election of directors. Cumulative voting for directors is not permitted. Except as provided by special agreement, the holders of common stock are not entitled to any preemptive rights and the shares are not redeemable or convertible. All outstanding common stock is, and all common stock issuable upon exercise of Warrants offered hereby will be, when issued and paid for, fully paid and nonassessable. The number of authorized shares of common stock may be increased or decreased (but not below the number of shares then outstanding or otherwise reserved under obligations for issuance by us) by the affirmative vote of a majority of shares cast at a meeting of our shareholders at which a quorum is present.

Our Articles of Incorporation and Bylaws do not include any provision that would delay, defer or prevent a change in control of our company. However, pursuant to the laws of the State of Colorado, certain significant transactions would require the affirmative vote of a majority of the shares eligible to vote at a meeting of shareholders which requirement could result in delays to or greater cost associated with a change in control of the company.

The holders of our common stock are entitled to dividends if, as and when declared by our Board of Directors from legally available funds. Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our common stock are entitled to share, on a pro rata basis, all assets remaining after payment to creditors and prior to distribution rights, if any, of any series of outstanding preferred stock.

Series A Special Voting Preferred Stock

The Series A Special Voting Preferred Stock, which we refer to as the Special Voting Share, was created by us and issued in connection with the acquisition of the Acquired Companies to facilitate the issuance of the exchangeable shares (see discussion below). The Special Voting Share is held by a trustee under a voting and exchange trust agreement and will be outstanding so long as any of the exchangeable shares are outstanding.

The Special Voting Share entitles the holder thereof to an aggregate number of votes equal to the number of exchangeable shares of our subsidiary, US Gold Canadian Acquisition Corporation (Canadian Exchange Co.), issued and outstanding from time to time and which are not owned by US Gold or any company, more than 50% of the outstanding stock of which is owned, directly or indirectly, by US Gold, by one or more of our other subsidiaries, or by US Gold and one or more of our other subsidiaries. Except as otherwise provided in our Articles of Incorporation or by law, the holder of the Special Voting Share and the holders of our common stock vote together as one class on all matters submitted to a vote of our shareholders.  The holder of the Special Voting Share shall have no special voting rights, and its consent shall not be required, except to the extent it is entitled to vote with the holders of shares of our common stock for taking any corporate action.

At such time as (A) the Special Voting Share entitles its holder to a number of votes equal to zero because there are no exchangeable shares issued and outstanding that are not owned by us or any subsidiary, and (B) there is no share of stock, debt, option or other agreement, obligation or commitment of Canadian Exchange Co. which could by its terms require Canadian Exchange Co. to issue any exchangeable shares to any person other than us, then the Special Voting Share shall thereupon be retired and cancelled promptly thereafter. Such Special Voting Share shall upon its cancellation, and upon the taking of any action required by applicable law, become an authorized but unissued share of preferred stock and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the board of directors, subject to the conditions and restrictions on issuance set forth herein.

If the Special Voting Share should be purchased or otherwise acquired by us in any manner whatsoever, then the Special Voting Share shall be retired and cancelled promptly after the acquisition thereof.  Such share shall upon its cancellation, and upon the taking of any action required by applicable law, become an authorized but unissued share of preferred stock and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the board of directors, subject to the conditions and restrictions on issuance set forth in our Articles of Incorporation.

The holder of the Special Voting Share shall not be entitled to receive any portion of any dividend or distribution at any time.  The Special Voting Share is not redeemable.

Upon any liquidation, dissolution or winding up of our company, the holder of the Special Voting Share shall not be entitled to any portion of any related distribution.

Exchangeable Shares

The exchangeable shares were issued by our subsidiary, Canadian Exchange Co., in connection with the acquisition of the Acquired Companies.  At June 25, 2008, there were approximately 21, 051, 905 exchangeable shares outstanding that were not held by US Gold or our subsidiaries.  The exchangeable shares are exchangeable on a one-for-one basis at any time at the option of the holder of the exchangeable shares into shares of our common stock.

Retraction of Exchangeable Shares by Holders

Subject to the retraction call right described below, holders of exchangeable shares are entitled at any time to retract (i.e., to require Canadian Exchange Co. to redeem) any or all exchangeable shares held by them and to receive the retraction price per exchangeable share to be satisfied by issuance of one share of common stock of US Gold, plus the dividend amount, which for purposes of this prospectus we define as the full amount of all declared and unpaid dividends on the exchangeable shares and all dividends and distributions declared on a share of common stock of US Gold that have not yet been declared on the exchangeable shares. Holders of exchangeable shares may effect a retraction by presenting to Canadian Exchange Co. or its transfer agent the certificate(s) representing the exchangeable shares the holder desires to have Canadian Exchange Co. redeem, together with such other documents and instruments as may be required under the Business Corporation Act (Alberta), the articles of Canadian Exchange Co. or by its transfer agent, and a duly executed retraction request specifying that the holder desires to have the number of retracted shares specified therein redeemed by Canadian Exchange Co.

If, as a result of solvency provisions of applicable law, Canadian Exchange Co. is not permitted to redeem all exchangeable shares tendered by a retracting holder, Canadian Exchange Co. will redeem up to the maximum permissible number of exchangeable shares tendered by the holder. We will be required to purchase any exchangeable shares not redeemed by Canadian Exchange Co. in exchange for shares of our common stock on the retraction date under the optional exchange right described below.

Distribution on Liquidation of Canadian Exchange Co.

In the event of the liquidation, dissolution or winding up of Canadian Exchange Co. or any other distribution of its assets among its shareholders for the purpose of winding up its affairs, holders of exchangeable shares shall be entitled, subject to applicable law, to receive from the assets of Canadian Exchange Co. a liquidation payment that will be satisfied by the issuance of one share of our common stock plus the dividend amount, if any for each exchangeable share. This liquidation amount will be paid to the holders of exchangeable shares before any distribution of assets of Canadian Exchange Co. is made to the holders of the common shares or any other shares of Canadian Exchange Co. ranking junior to the exchangeable shares, and is subject to the exercise by us of our liquidation call right described in the section entitled “— Liquidation Call Right” below.

Automatic Exchange Upon Liquidation of US Gold

In the event of our liquidation, all of the then outstanding exchangeable shares will be automatically exchanged for shares of our common stock. To effect an automatic exchange, we will purchase all of the exchangeable shares from the holders on the fifth business day prior to the effective date of a liquidation. The purchase price payable for each exchangeable share purchased in a liquidation of US Gold will be satisfied by the issuance of one share of our common stock plus the dividend amount, if any.

Redemption of Exchangeable Shares by Canadian Exchange Co.

The redemption date for the exchangeable shares will be the earlier of: (i) the seventh anniversary of the date on which exchangeable shares are first issued; and (ii) any date established by the board of directors of Canadian Exchange Co. for the redemption of exchangeable shares at such time as there are fewer than 10% of the total number of exchangeable shares issued in connection with the acquisition of the Acquired Companies (other than exchangeable shares held by us or our subsidiaries and subject to necessary adjustments to the number of shares to reflect permitted changes to exchangeable shares) outstanding. The redemption price per share will equal the current market price of a share of our common stock, which shall be satisfied by delivering to the holder one share of our common stock plus the dividend amount, if any.

Retraction Call Right

Under the Articles of Incorporation of Canadian Exchange Co., we have an overriding retraction call right to acquire all but not less than all of the exchangeable shares that a holder of exchangeable shares requests Canadian Exchange Co. to redeem. The purchase price will be satisfied by delivering to the holder one share of our common stock plus the dividend amount, if any.

Liquidation Call Right

Under the Articles of Incorporation of Canadian Exchange Co., we have an overriding liquidation call right, in the event of and notwithstanding a proposed liquidation, dissolution or winding up of Canadian Exchange Co., to acquire all but not less than all of the exchangeable shares then outstanding. The purchase price will be satisfied by delivering to the holder one share of our common stock plus the dividend amount, if any. Upon the exercise by us of the liquidation call right, the holders will be obligated to transfer their exchangeable shares to us. The acquisition by us of all of the outstanding exchangeable shares upon the exercise of the liquidation call right will occur on the effective date of the voluntary or involuntary liquidation, dissolution or winding up of Canadian Exchange Co.

Redemption Call Right

We have an overriding redemption call right, notwithstanding the proposed automatic redemption of the exchangeable shares by Canadian Exchange Co. in the share provisions, to acquire all but not less than all of the exchangeable shares then outstanding. The purchase price will be satisfied by delivering to the holder one share of our common stock plus the dividend amount, if any. Upon the exercise by us of the redemption call right, the holders will be obligated to transfer their exchangeable shares to us.

If we exercise one or more of our call rights, shares of our common stock will be directly issued to holders of exchangeable shares and we will become the holder of the exchangeable shares. We will not be entitled to exercise any voting rights attached to the exchangeable shares that are acquired from the holders.

Voting Rights

Under the Voting and Exchange Trust Agreement we have entered into with Computershare Trust Company, holders of exchangeable shares will be entitled to receive notice of and attend any meeting of our shareholders and to vote at any meetings.

Dividends

Holders of exchangeable shares will be entitled to receive dividends equivalent to the dividends, if any, paid from time to time by us on shares of our common stock. The declaration date, record date and payment date for dividends on the exchangeable shares will be the same as that for any corresponding dividends on shares of our common stock.

Amendment and Approval

Any approval required to be given by the holders of the exchangeable shares to add to, change or remove any right, privilege, restriction or condition attaching to the exchangeable shares or any other matter requiring the approval or consent of the holders of the exchangeable shares in accordance with applicable law shall be deemed to have been sufficiently given if it has been given in accordance with applicable law, subject to a minimum requirement that such approval be evidenced by a resolution passed by not less than 66-2/3% of the votes cast on such resolution at a meeting of holders of exchangeable shares duly called and held, excluding exchangeable shares beneficially owned by us or any of our subsidiaries.

Warrants

A Warrantholder will not be deemed a shareholder of our underlying common stock until the Warrant is exercised, and as such will not have any voting rights or other such rights until the Warrants are exercised and the underlying common stock has been issued. As of June 26, 2008, we have 8,851,000 Warrants outstanding, excluding warrants outstanding to acquire exchangeable shares. Each Warrant is exercisable until February 22, 2011 for one share of our common stock at an exercise price of $10.00 per share. The shares of common stock issuable upon exercise of the Warrants are covered by this prospectus.

Warrantholders may exercise their Warrants only if the common stock underlying their Warrants are covered by an effective registration statement or an exemption from registration is available under the Securities Act; provided that the common stock issuable upon their exercise are qualified for sale under the securities laws of the state in which the Warrantholder resides. We intend to use commercially reasonable efforts to have the registration statement, of which this prospectus forms a part, effective when the Warrants are exercised.

If an effective registration statement is not available at the time of exercise, a holder may exercise the Warrants as follows:

•                 A holder that is not a U.S. person (as defined in Regulation S of the Securities Act) may exercise the Warrant if the holder is not in the United States; is not exercising the Warrants for, or on behalf or benefit of, a U.S. person or person in the United States; does not execute or deliver the Warrant exercise form in the United States; agrees not to engage in hedging transactions with regard to the common stock prior to the exploration of a one-year distribution compliance period; acknowledges that the shares of common stock issuable upon exercise of the Warrants are “restricted securities” as defined in Rule 144 of the Securities Act and acknowledges that the company shall refuse to register any transfer of the common stock not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration under the Securities Act.

•                 Other holders may exercise the Warrants in transactions that do not require registration under the Securities Act or any applicable U.S. state laws and regulations upon furnishing to the company an opinion of counsel of recognized standing in form and substance satisfactory to US Gold Corporation.

Under no circumstances will we be required to pay any holder the net cash exercise value of any Warrant regardless of whether an effective registration statement or an exemption from registration is available or not.

Investors should be aware, however, that we cannot provide absolute assurances that state exemptions will be available to us or that we will have an effective registration statement in place at the time Warrantholders intend to exercise their Warrants.

To exercise a Warrant, a Warrantholder must deliver to our transfer agent the certificate representing the Warrant on or before the Warrant exploration date with the form on the reverse side of the Warrant certificate fully executed and completed as instructed on the certificate, accompanied by payment of the full exercise price for the number of Warrants being executed. We will not issue any fractional shares of common stock upon exercise of the Warrants.

The exercise price of the Warrants and the number of shares of common stock issuable upon exercise of the Warrants are subject to adjustment in accordance with the terms of the Warrant Indenture, in the event that we:

•                 fix a record date for issuance of certain dividends or distributions;

•                 subdivide or split our common stock into a greater number of shares; or

•                 consolidate, reduce or combine the outstanding amount of common stock into a lesser number of shares.

Pursuant to the terms of the Warrant Indenture, we have agreed not to issue any rights, options or Warrants to purchase our common stock or securities exchangeable for or convertible into our common stock at less than 95 percent of the “Current Market Price” (as defined in the Warrant Indenture).

The Warrant Indenture also provides for adjustment in the class and/or number of shares or other consideration issuable upon exercise of the Warrants and/or exercise price per share in the event of the following additional events:

•                  reclassification of our common stock;

•                 consolidation, arrangements, amalgamation or mergers of the company with or into another entity that would result in a change or reclassification of the common stock; or

•                 transfer of the undertaking or assets of the company as an entirety or substantially as an entirety to another company or entity.

In any of these events, the exercise price of the Warrants, and the number of shares issuable upon exercise, shall be adjusted so as to preserve as nearly as possible the rights represented by the Warrants as they presently exist. No fractional shares of common stock will be issued upon the exercise of the Warrants.

No adjustment in the exercise price or the number of shares of common stock purchasable upon the exercise of the Warrants will be required to be made unless the cumulative effect of such adjustment or adjustments would change the exercise price by at least 1% or of at least one one-hundredth of a common share. Holders of Warrants do not have any voting or pre-emptive rights or any other rights which a holder of common stock has, and a Warrantholder will not be deemed a shareholder of our underlying common stock until the Warrant is exercised.

The rights of the holders of Warrants are subject to modification by “extraordinary resolution,” which is defined in the Warrant indenture as a resolution either passed at a meeting of holders of Warrants owning in the aggregate not less than 50% of the Warrants outstanding or by holders of not less than 66-2/3% of the Warrants represented at an adjourned meeting and voted at the meeting.

Transfer Agents

Computershare Shareholder Services, Inc. is the transfer agent for our common stock. The principal office of Computershare is located at 250 Royall Street, Canton, Massachusetts, 02021 and its telephone number is (303) 262-0600.

Equity Transfer & Trust Company is the warrant agent for our Warrants. Its principal office is located at 200 W. University Ave., Suite 400, Toronto, Ontario M5H 4H1 and its telephone number is (416) 361-0930.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended and, accordingly, file reports, proxy statements and other information with the SEC. You may read and copy these reports, the registration statement and other information at the SEC’s Public Reference Rooms at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. You can also obtain copies of our SEC filings by going to the SEC’s website at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 to register the securities offered by this prospectus. This prospectus is part of that registration statement and, as permitted by the SEC’s rules, does not contain all of the information set forth in the registration statement. For further information about us or our common stock, you may refer to the registration statement, to the exhibits filed as part of the registration statement and to other reports and information statements filed by us, including those reports listed below. The description of all agreements or the terms of those agreements contained in this prospectus are specifically qualified by reference to the agreements, filed or incorporated by reference in the registration statement.

The following documents filed by us with the SEC (File Number 001-33190) and all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering are hereby incorporated by reference into this prospectus:

1.                                       Our Annual Report on Form 10-K for the year ended December 31, 2007;

2.                                       Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008; and

3.                                       Our Current Reports on Form 8-K dated February 22, 2008.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner of securities, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that the prospectus incorporates). Requests should be directed to:

US Gold Corporation

165 South Union Blvd., Suite 565

Lakewood, Colorado 80228

Telephone number:  (303) 238-1438

Attention: Perry Y. Ing, Vice President and Chief Financial Officer

LEGAL MATTERS

The legality of the securities offered by the selling securityholders has been passed on for us by Dufford & Brown, P.C. of Denver, Colorado.

EXPERTS

Our financial statements as of December 31, 2007 and for the year then-ended incorporated by reference in this prospectus have been included in reliance on the report of KPMG LLP, our independent accountants. Our financial statements as of December 31, 2006 and for the two years then-ended incorporated by reference in this prospectus have been included in reliance on the report of Stark Winter Schenkein & Co., LLP, and our former independent accountants. These financial statements have been included on the authority of these firms as experts in auditing and accounting.

The technical information relating to our Tonkin property, including the estimate of mineralized material in place at out Tonkin property, has been incorporated into this prospectus in reliance on the report of Ore Reserve Engineering and Micon International Limited, experts in mining and metallurgical matters.

36,150,000 Shares of
Common Stock

and

8,350,000 Warrants

PROSPECTUS

•, 2008

You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. This prospectus is not an offer to sell common stock and is not soliciting an offer to buy common stock in any state where the offer or sale is not permitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

We will pay all expenses in connection with the issuance and distribution of the securities being registered except selling discounts and commissions of the selling securityholders. The following table sets forth expenses and costs related to this offering (other than underwriting discounts and commissions) expected to be incurred with the issuance and distribution of the securities described in this registration statement. All amounts are estimates except for the SEC’s registration fee:

SEC registration fee	$—
Legal fees	5,000.00
Accounting fees	1,000.00
Blue Sky filing fees and expenses	—
Printing and engraving expenses	—
Transfer Agent fees and expenses	—
Miscellaneous	—
Total	$6,000.00

Item 15. Indemnification of Directors and Officers.

We have entered into indemnification agreements with each of our executive officers and directors which provide that we must indemnify, to the fullest extent permitted by the laws of the State of Colorado, but subject to certain exceptions, any of our directors or officers who are made or threatened to be made a party to a proceeding, by reason of the person serving or having served in their capacity as an executive officer or director with us. We may also be required to advance expenses of defending any proceeding brought against them while serving in such capacity.

Our Articles of Incorporation and Bylaws provide that we must indemnify, to the fullest extent permitted by the laws of the State of Colorado, any of our directors, officers, employees or agents made or threatened to be made a party to a proceeding, by reason of the person serving or having served in a capacity as such, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain standards are met.

The Colorado Business Corporation Act (“CBCA”) allows indemnification of directors, officers, employees and agents of a company against liabilities incurred in any proceeding in which an individual is made a party because he or she was a director, officer, employee or agent of the company if such person conducted himself in good faith and reasonably believed his actions were in, or not opposed to, the best interests of the company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A person must be found to be entitled to indemnification under this statutory standard by procedures designed to assure that disinterested members of the board of directors have approved indemnification or that, absent the ability to obtain sufficient numbers of disinterested directors, independent counsel or shareholders have approved the indemnification based on a finding that the person has met the standard. Indemnification is limited to reasonable expenses.  At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted.

Our Articles of Incorporation limit the liability of our directors to the fullest extent permitted by the CBCA. Specifically, our directors will not be personally liable for monetary damages for breach of fiduciary duty as directors, except for:

•                 any breach of the duty of loyalty to us or our stockholders;

•                 acts or omissions not in good faith or that involved intentional misconduct or a knowing violation of law;

•                 dividends or other distributions of corporate assets that are in contravention of certain statutory or contractual restrictions;

•                 violations of certain laws; or

•                 any transaction from which the director derives an improper personal benefit.

Liability under federal securities law is not limited by our Articles of Incorporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits.

The following exhibits are filed with or incorporated into this registration statement:

2.1

Arrangement Agreement between the Company, US Gold Canadian Acquisition Corporation and Nevada Pacific Gold Ltd. dated May 17, 2007 (incorporated by reference from the Report on Form 8-K dated June 28, 2007, Exhibit 2.1, File No. 001-33190)

2.2

Arrangement Agreement between the Company, US Gold Canadian Acquisition Corporation and Tone Resources Limited dated May 17, 2007 (incorporated by reference from the Report on Form 8-K dated June 28, 2007, Exhibit 2.2, File No. 001-33190)

3.1

Amended and Restated Articles of Incorporation of the Company as filed with the Colorado Secretary of State on March 16, 2007 (incorporated by reference from the Definitive Proxy Statement filed with the SEC on February 9, 2007, File No. 001-33190).

3.2	Amended and Restated Bylaws of the Company effective as of October 30, 2007 (incorporated by reference from the Report on Form 8-K dated October 30, 2007, Exhibit 3.2, File No. 001-33190)
10.1

Mining Lease by and between Lyle F. Campbell, Julian E. Simpson and Jean C. Simpson, and Tonkin Springs Gold Mining Company, effective as of January 1, 1986 (incorporated by reference from the Annual Report on Form 10-KSB for the year ended December 31, 2005, Exhibit 10.1, File No. 000-9137)

10.2

First Amendment to Mining Lease by and between Lyle F. Campbell, Julian E. Simpson and Jean C. Simpson, and Tonkin Springs Gold Mining Company, effective as of January 10, 1986 (incorporated by reference from the Annual Report on Form 10-KSB for the year ended December 31, 2005, Exhibit 10.2, File No. 000-9137)

10.3

Sixth Amendment to Mining Lease by and between Lyle F. Campbell, Julian E. Simpson and Jean C. Simpson, and Tonkin Springs Gold Mining Company, dated June 29, 1989 (incorporated by reference from the Annual Report on Form 10-KSB for the year ended December 31, 2005, Exhibit 10.3, File No. 000-9137)

10.4

Seventh Amendment to Mining Lease by and between Lyle F. Campbell, Julian E. Simpson and Jean C. Simpson, and Tonkin Springs Gold Mining Company, executed April 18, 1990 (incorporated by reference from the Annual Report on Form 10-KSB for the year ended December 31, 2005, Exhibit 10.4, File No. 000-9137)

10.5

Eighth Amendment to Mining Lease by and between Lyle F. Campbell, Julian E. Simpson and Jean C. Simpson, and Tonkin Springs Gold Mining Company, dated April 20, 1992 (incorporated by reference from the Annual Report on Form 10-KSB for the year ended December 31, 2005, Exhibit 10.5, File No. 000-9137)

10.6

Ninth Amendment to Mining Lease by and between Lyle F. Campbell, Julian E. Simpson and Jean C. Simpson, and Tonkin Springs Gold Mining Company, dated January 22, 1992 (incorporated by reference from the Annual Report on Form 10-KSB for the year ended December 31, 2005, Exhibit 10.6, File No. 000-9137)

10.7

Tenth Amendment to Mining Lease by and between Lyle F. Campbell, Julian E. Simpson and Jean C. Simpson, and Tonkin Springs Gold Mining Company, dated April 30, 1993 (incorporated by reference from the Annual Report on Form 10-KSB for the year ended December 31, 2005, Exhibit 10.7, File No. 000-9137)

10.8

Eleventh Amendment to Mining Lease by and between Lyle F. Campbell, Julian E. Simpson and Jean C. Simpson, and Tonkin Springs Gold Mining Company, dated June 28, 1993 (incorporated by reference from the Annual Report on Form 10-KSB for the year ended December 31, 2005, Exhibit 10.8, File No. 000-9137)

10.9

Twelfth Amendment to Mining Lease by and between Lyle F. Campbell, Julian E. Simpson and Jean C. Simpson, and Tonkin Springs Gold Mining Company, dated November 27, 1995 (incorporated by reference from the Annual Report on Form 10-KSB for the year ended December 31, 2005, Exhibit 10.9, File No. 000-9137)

10.10

Thirteenth Amendment to Mining Lease by and between Lyle F. Campbell, Julian E. Simpson and Jean C. Simpson, and Tonkin Springs Gold Mining Company, dated February 1, 2003 (incorporated by reference from the Annual Report on Form 10-KSB for the year ended December 31, 2005, Exhibit 10.10, File No. 000-9137)

10.11

Agreement To Pay Distributions dated February 21, 1992, by and between Tonkin Springs Gold Mining Company and French American Banking Corporation (incorporated by reference from the Report on Form 8-K dated February 21, 1992, Exhibit 4, File No. 000-09137)

10.12	Form of Indemnification Agreement between the Company and its officers and directors (incorporated by reference from the Report on Form 8-K dated December 7, 2005, Exhibit 10.1, File No. 000-09137)
10.13

Agency Agreement between the Company, GMP Securities L.P. and Griffiths McBurney Corp. dated February 22, 2006 (incorporated by reference from the Report on Form 8-K dated February 27, 2006, Exhibit 10.1, File No. 000-09137)

10.14

Subscription Receipt Indenture between the Company, GMP Securities L.P. and Equity Transfer Services Inc. dated February 22, 2006 (incorporated by reference from the Report on Form 8-K dated February 27, 2006, Exhibit 10.2, File No. 000-09137)

10.15

Warrant Indenture between the Company and Equity Transfer Services Inc. dated February 22, 2006 (incorporated by reference from the Report on Form 8-K dated February 27, 2006, Exhibit 10.3, File No. 000-09137)

10.16

Compensation Option issued by the Company in favor of GMP Securities L.P. dated February 22, 2006 (incorporated by reference from the Report on Form 8-K dated February 27, 2006, Exhibit 10.4, File No. 000-09137)

10.17	Form of Subscription Agreement between the Company and Subscribers (incorporated by reference from the Report on Form 8-K dated February 27, 2006, Exhibit 10.5, File No. 000-09137)
10.18

Registration Rights Agreement between the Company and GMP Securities L.P. dated February 22, 2006 (incorporated by reference from the Annual Report on Form 10-KSB for the year ended December 31, 2005, Exhibit 10.28, File No. 000-9137)

10.19

Employment Agreement between the Company and William F. Pass dated March 30, 2006 (incorporated by reference from the Annual Report on Form 10-KSB for the year ended December 31, 2005, Exhibit 10.29, File No. 000-9137)

10.20

Supplemental Indenture to Subscription Receipts Indenture between the Company, GMP Securities L.P. and Equity Transfer & Trust Company dated July 24, 2006 (incorporated by reference from the Report on Form 8-K dated July 24, 2006, Exhibit 10.1, File No. 000-09137)

10.21

Supplemental Indenture to Warrant Indenture between the Company, GMP Securities and Equity Transfer & Trust Company dated July 24, 2006 (incorporated by reference from the Report on Form 8-K dated July 24, 2006, Exhibit 10.2, File No. 000-09137)

10.22

Second Supplemental Indenture to Subscription Receipts Indenture between the Company, GMP Securities L.P. and Equity Transfer & Trust Company dated August 2, 2006 (incorporated by reference from the Report on Form 8-K dated August 2, 2006, Exhibit 10.1, File No. 000-09137)

10.23

Amending Agreement to Agency Agreement between the Company, GMP Securities L.P. and Griffiths McBurney Corp. dated August 2, 2006 (incorporated by reference from the Report on Form 8-K dated August 2, 2006, Exhibit 10.2, File No. 000-09137)

10.24

Management Service Agreement between the Company and 2083089 Ontario Inc. dated February 1, 2007 (incorporated by reference from the Annual Report on Form 10-K for the year ended December 31, 2007, File No. 001-33190)

10.25

Management Service Agreement between the Company and 2083089 Ontario Inc. dated January 14, 2008 (incorporated by reference from the Annual Report on Form 10-K for the year ended December 31, 2007, File No. 001-33190)

10.26	Services Contract between the Company and Diagnos inc. dated November 23, 2007 (incorporated by reference from the Annual Report on Form 10-K for the year ended December 31, 2007, File No. 001-33190)
10.27

Mineral Lease between Nevada Pacific Gold (US) and Bertha C. Johnson, Trustee of The Lyle F. Campbell Trust under an Agreement of Trust dated August 5, 1986 and amended on May 21, 1987, August 19, 1987, April 19, 1991, and May 19, 1998, and Julian E. Simpson and Jean C. Simpson (incorporated by reference from the Annual Report on Form 10-K for the year ended December 31, 2007, File No. 001-33190)

10.28	Equity Incentive Plan dated October 20, 2006 (incorporated by reference from Annex A to the Definitive Proxy Statement filed with the SEC on October 30, 2006, File No. 000-09137)
10.29	Employment Agreement between the Company and Perry Ing dated February 21, 2008 (incorporated by reference from the Report on Form 8-K dated February 28, 2008, Exhibit 10.1, File No. 001-33190)
*10.30	Services Contract between the Company and Diagnos Inc. effective January 7, 2008
*23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm
*23.2	Consent of Stark Winter Schenkein & Co., LLP, Independent Registered Public Accounting Firm
*23.3	Consent of Micon International, Mining Engineer

*  Filed herewith

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a)(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)                               include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)                                     If the registrant is relying on Rule 430B:

(A)                              Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)                                Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)                                  If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                               The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                              Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakewood, State of Colorado, on June 26, 2008.

US Gold Corporation
(Registrant)

By:	/s/ Perry Y. Ing
Perry Y. Ing, Vice President and Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of US Gold Corporation, do hereby constitute and appoint Perry Y. Ing to be our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for each or us and in our name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as each of us might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ ROBERT R. MCEWEN	Chief Executive Officer,	June 26, 2008
Robert R. McEwen	Chairman of the Board

/s/ PERRY Y. ING	Vice President, Chief Financial Officer,	June 26, 2008
Perry Y. Ing	Principal Accounting Officer and Secretary

/s/ MICHELE L. ASHBY	Director	June 26, 2008
Michele L. Ashby

/s/ PETER BOJTOS	Director	June 26, 2008
Peter Bojtos

EXHIBIT INDEX

The following exhibits are filed with or incorporated by reference into this registration statement:

2.1

Arrangement Agreement between the Company, US Gold Canadian Acquisition Corporation and Nevada Pacific Gold Ltd. dated May 17, 2007 (incorporated by reference from the Report on Form 8-K dated June 28, 2007, Exhibit 2.1, File No. 001-33190)

2.2

Arrangement Agreement between the Company, US Gold Canadian Acquisition Corporation and Tone Resources Limited dated May 17, 2007 (incorporated by reference from the Report on Form 8-K dated June 28, 2007, Exhibit 2.2, File No. 001-33190)

3.1

Amended and Restated Articles of Incorporation of the Company as filed with the Colorado Secretary of State on March 16, 2007 (incorporated by reference from the Definitive Proxy Statement filed with the SEC on February 9, 2007, File No. 001-33190).

3.2	Amended and Restated Bylaws of the Company effective as of October 30, 2007 (incorporated by reference from the Report on Form 8-K dated October 30, 2007, Exhibit 3.2, File No. 001-33190)
10.1

Mining Lease by and between Lyle F. Campbell, Julian E. Simpson and Jean C. Simpson, and Tonkin Springs Gold Mining Company, effective as of January 1, 1986 (incorporated by reference from the Annual Report on Form 10-KSB for the year ended December 31, 2005, Exhibit 10.1, File No. 000-9137)

10.2

First Amendment to Mining Lease by and between Lyle F. Campbell, Julian E. Simpson and Jean C. Simpson, and Tonkin Springs Gold Mining Company, effective as of January 10, 1986 (incorporated by reference from the Annual Report on Form 10-KSB for the year ended December 31, 2005, Exhibit 10.2, File No. 000-9137)

10.3

Sixth Amendment to Mining Lease by and between Lyle F. Campbell, Julian E. Simpson and Jean C. Simpson, and Tonkin Springs Gold Mining Company, dated June 29, 1989 (incorporated by reference from the Annual Report on Form 10-KSB for the year ended December 31, 2005, Exhibit 10.3, File No. 000-9137)

10.4

Seventh Amendment to Mining Lease by and between Lyle F. Campbell, Julian E. Simpson and Jean C. Simpson, and Tonkin Springs Gold Mining Company, executed April 18, 1990 (incorporated by reference from the Annual Report on Form 10-KSB for the year ended December 31, 2005, Exhibit 10.4, File No. 000-9137)

10.5

Eighth Amendment to Mining Lease by and between Lyle F. Campbell, Julian E. Simpson and Jean C. Simpson, and Tonkin Springs Gold Mining Company, dated April 20, 1992 (incorporated by reference from the Annual Report on Form 10-KSB for the year ended December 31, 2005, Exhibit 10.5, File No. 000-9137)

10.6

Ninth Amendment to Mining Lease by and between Lyle F. Campbell, Julian E. Simpson and Jean C. Simpson, and Tonkin Springs Gold Mining Company, dated January 22, 1992 (incorporated by reference from the Annual Report on Form 10-KSB for the year ended December 31, 2005, Exhibit 10.6, File No. 000-9137)

10.7

Tenth Amendment to Mining Lease by and between Lyle F. Campbell, Julian E. Simpson and Jean C. Simpson, and Tonkin Springs Gold Mining Company, dated April 30, 1993 (incorporated by reference from the Annual Report on Form 10-KSB for the year ended December 31, 2005, Exhibit 10.7, File No. 000-9137)

10.8

Eleventh Amendment to Mining Lease by and between Lyle F. Campbell, Julian E. Simpson and Jean C. Simpson, and Tonkin Springs Gold Mining Company, dated June 28, 1993 (incorporated by reference from the Annual Report on Form 10-KSB for the year ended December 31, 2005, Exhibit 10.8, File No. 000-9137)

10.9

Twelfth Amendment to Mining Lease by and between Lyle F. Campbell, Julian E. Simpson and Jean C. Simpson, and Tonkin Springs Gold Mining Company, dated November 27, 1995 (incorporated by reference from the Annual Report on Form 10-KSB for the year ended December 31, 2005, Exhibit 10.9, File No. 000-9137)

10.10

Thirteenth Amendment to Mining Lease by and between Lyle F. Campbell, Julian E. Simpson and Jean C. Simpson, and Tonkin Springs Gold Mining Company, dated February 1, 2003 (incorporated by reference from the Annual Report on Form 10-KSB for the year ended December 31, 2005, Exhibit 10.10, File No. 000-9137)

10.11

Agreement To Pay Distributions dated February 21, 1992, by and between Tonkin Springs Gold Mining Company and French American Banking Corporation (incorporated by reference from the Report on Form 8-K dated February 21, 1992, Exhibit 4, File No. 000-09137)

10.12	Form of Indemnification Agreement between the Company and its officers and directors (incorporated by reference from the Report on Form 8-K dated December 7, 2005, Exhibit 10.1, File No. 000-09137)
10.13

Agency Agreement between the Company, GMP Securities L.P. and Griffiths McBurney Corp. dated February 22, 2006 (incorporated by reference from the Report on Form 8-K dated February 27, 2006, Exhibit 10.1, File No. 000-09137)

10.14

Subscription Receipt Indenture between the Company, GMP Securities L.P. and Equity Transfer Services Inc. dated February 22, 2006 (incorporated by reference from the Report on Form 8-K dated February 27, 2006, Exhibit 10.2, File No. 000-09137)

10.15

Warrant Indenture between the Company and Equity Transfer Services Inc. dated February 22, 2006 (incorporated by reference from the Report on Form 8-K dated February 27, 2006, Exhibit 10.3, File No. 000-09137)

10.16

Compensation Option issued by the Company in favor of GMP Securities L.P. dated February 22, 2006 (incorporated by reference from the Report on Form 8-K dated February 27, 2006, Exhibit 10.4, File No. 000-09137)

10.17	Form of Subscription Agreement between the Company and Subscribers (incorporated by reference from the Report on Form 8-K dated February 27, 2006, Exhibit 10.5, File No. 000-09137)
10.18

Registration Rights Agreement between the Company and GMP Securities L.P. dated February 22, 2006 (incorporated by reference from the Annual Report on Form 10-KSB for the year ended December 31, 2005, Exhibit 10.28, File No. 000-9137)

10.19

Employment Agreement between the Company and William F. Pass dated March 30, 2006 (incorporated by reference from the Annual Report on Form 10-KSB for the year ended December 31, 2005, Exhibit 10.29, File No. 000-9137)

10.20

Supplemental Indenture to Subscription Receipts Indenture between the Company, GMP Securities L.P. and Equity Transfer & Trust Company dated July 24, 2006 (incorporated by reference from the Report on Form 8-K dated July 24, 2006, Exhibit 10.1, File No. 000-09137)

10.21

Supplemental Indenture to Warrant Indenture between the Company, GMP Securities and Equity Transfer & Trust Company dated July 24, 2006 (incorporated by reference from the Report on Form 8-K dated July 24, 2006, Exhibit 10.2, File No. 000-09137)

10.22

Second Supplemental Indenture to Subscription Receipts Indenture between the Company, GMP Securities L.P. and Equity Transfer & Trust Company dated August 2, 2006 (incorporated by reference from the Report on Form 8-K dated August 2, 2006, Exhibit 10.1, File No. 000-09137)

10.23

Amending Agreement to Agency Agreement between the Company, GMP Securities L.P. and Griffiths McBurney Corp. dated August 2, 2006 (incorporated by reference from the Report on Form 8-K dated August 2, 2006, Exhibit 10.2, File No. 000-09137)

10.24

Management Service Agreement between the Company and 2083089 Ontario Inc. dated February 1, 2007 (incorporated by reference from the Annual Report on Form 10-K for the year ended December 31, 2007, File No. 001-33190)

10.25

Management Service Agreement between the Company and 2083089 Ontario Inc. dated January 14, 2008 (incorporated by reference from the Annual Report on Form 10-K for the year ended December 31, 2007, File No. 001-33190)

10.26	Services Contract between the Company and Diagnos inc. dated November 23, 2007 (incorporated by reference from the Annual Report on Form 10-K for the year ended December 31, 2007, File No. 001-33190)
10.27

Mineral Lease between Nevada Pacific Gold (US) and Bertha C. Johnson, Trustee of The Lyle F. Campbell Trust under an Agreement of Trust dated August 5, 1986 and amended on May 21, 1987, August 19, 1987, April 19, 1991, and May 19, 1998, and Julian E. Simpson and Jean C. Simpson (incorporated by reference from the Annual Report on Form 10-K for the year ended December 31, 2007, File No. 001-33190)

10.28	Equity Incentive Plan dated October 20, 2006 (incorporated by reference from Annex A to the Definitive Proxy Statement filed with the SEC on October 30, 2006, File No. 000-09137)
10.29	Employment Agreement between the Company and Perry Ing dated February 21, 2008 (incorporated by reference from the Report on Form 8-K dated February 28, 2008, Exhibit 10.1, File No. 001-33190)
*10.30	Services Contract between the Company and Diagnos Inc. effective January 7, 2008
*23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm
*23.2	Consent of Stark Winter Schenkein & Co., LLP, Independent Registered Public Accounting Firm
*23.3	Consent of Micon International, Mining Engineer

*  Filed herewith